RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
                                    DEPOSITOR

                           RFMSI SERIES 2003-S10 TRUST
                                     ISSUER

                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2003-S10

       $ 645,688                  0.00%            CLASS A-P CERTIFICATES

--------------------------------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                    Prospectus Supplement dated June 24, 2003
                                       to
                        Prospectus dated January 27, 2003

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated June 24, 2003.

         The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 68.81% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 28, 2005 against payment therefor in immediately available funds. The Class A-P Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.


                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:



                                              CREDIT SCORE DISTRIBUTION

                                                                                                      WEIGHTED
                                                                                                      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       VALUE
CREDIT SCORE RANGE                    LOANS            BALANCE          LOANS           BALANCE        RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------
500 - 519 .......................             1    $      372,356            0.14%    $   372,356        52.00%
520 - 539 .......................             2           689,838            0.26         344,919        72.95
540 - 559 .......................             1           346,336            0.13         346,336        80.00
560 - 579 .......................             1           378,835            0.14         378,835        70.00
580 - 599 .......................             2           500,443            0.19         250,221        82.35
600 - 619 .......................             5         2,060,487            0.77         412,097        70.56
620 - 639 .......................             5         1,503,878            0.56         300,776        61.01
640 - 659 .......................            16         6,760,735            2.53         422,546        64.02
660 - 679 .......................            28        11,604,699            4.35         414,454        67.63
680 - 699 .......................            33        14,250,134            5.34         431,822        64.11
700 - 719 .......................            55        21,155,836            7.93         384,652        67.08
720 - 739 .......................            54        21,237,443            7.96         393,286        65.03
740 - 759 .......................            63        25,208,065            9.45         400,128        66.68
760 - 779 .......................           107        43,417,613           16.28         405,772        66.45
780 - 799 .......................           134        55,367,075           20.76         413,187        63.59
800 or greater ..................           152        61,906,850           23.21         407,282        62.11
                                            ---    --------------          ------     -----------        -----
Total ...........................           659    $  266,760,622          100.00%    $   404,796        64.72%
                                            ===    ==============          ======


As of March 1, 2005, the weighted average credit score of the mortgage loans was approximately 757.

For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.





                                                        MORTGAGE RATES

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
MORTGAGE RATES (%)                    LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
5.375 - 5.499 ...................             1    $      412,753            0.15%    $   412,753           720        61.00%
5.500 - 5.624 ...................             6         1,880,741            0.71         313,457           742        65.24
5.625 - 5.749 ...................            22         8,181,070            3.07         371,867           780        61.53
5.750 - 5.874 ...................           122        53,143,126           19.92         435,599           764        62.25
5.875 - 5.999 ...................           294       118,240,463           44.32         402,178           757        64.44
6.000 - 6.124 ...................           122        49,655,702           18.61         407,014           760        66.91
6.125 - 6.249 ...................            51        19,079,142            7.15         374,101           735        65.16
6.250 - 6.374 ...................            27        11,105,688            4.16         411,322           752        67.41
6.375 - 6.499 ...................             7         2,694,458            1.01         384,923           716        71.70
6.500 - 6.624 ...................             7         2,367,481            0.89         338,212           751        75.50
                                            ---    --------------          ------     -----------           ---        -----
Total ...........................           659    $  266,760,622          100.00%    $   404,796           757        64.72%
                                            ===    ==============          ======


As of March 1, 2005, the weighted average mortgage rate was approximately 5.9065% per annum.


                          ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
ORIGINAL MORTGAGE LOAN               MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
BALANCE ($)                           LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
100,000 or less .................             6    $      430,433            0.16%    $    71,739           766        54.29%
100,001 to 200,000 ..............            34         5,326,338            2.00         156,657           748        62.03
200,001 to 300,000 ..............            38         8,997,967            3.37         236,789           748        59.43
300,001 to 400,000 ..............           330       120,027,311           44.99         363,719           757        64.39
400,001 to 500,000 ..............           125        53,650,371           20.11         429,203           759        68.74
500,001 to 600,000 ..............            64        34,590,061           12.97         540,470           756        66.55
600,001 to 700,000 ..............            40        24,927,982            9.34         623,200           765        61.86
700,001 to 800,000 ..............             8         5,931,248            2.22         741,406           750        60.78
800,001 to 900,000 ..............             4         3,374,255            1.26         843,564           746        65.87
900,001 to 1,000,000 ............            10         9,504,657            3.56         950,466           758        56.08
                                            ---    --------------          ------     -----------           ---        -----
Total ...........................           659    $  266,760,622          100.00%    $   404,796           757        64.72%
                                            ===    ==============          ======





                                                 ORIGINAL LTV RATIOS

                                                                                                      WEIGHTED
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT
ORIGINAL LTV RATIO (%)                LOANS            BALANCE          LOANS           BALANCE        SCORE
---------------------------------   -----------    --------------    -------------    -----------    ----------
00.01 - 50.00 ...................           116    $   46,483,635           17.43%    $   400,721          766
50.01 - 55.00 ...................            53        20,729,146            7.77         391,116          759
55.01 - 60.00 ...................            60        25,210,408            9.45         420,173          764
60.01 - 65.00 ...................            75        30,255,699           11.34         403,409          759
65.01 - 70.00 ...................           101        42,743,802           16.02         423,206          760
70.01 - 75.00 ...................            92        36,455,664           13.67         396,257          750
75.01 - 80.00 ...................           151        61,563,508           23.08         407,705          750
80.01 - 85.00 ...................             5         1,384,295            0.52         276,859          731
85.01 - 90.00 ...................             5         1,732,808            0.65         346,562          714
90.01 - 95.00 ...................             1           201,658            0.08         201,658          799
                                            ---    --------------          ------     -----------          ---
Total ...........................           659    $  266,760,622          100.00%    $   404,796          757
                                            ===    ==============          ======


The weighted average LTV ratio at origination of the mortgage loans was approximately 64.72%.


                                       GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
          STATE                       LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
Alabama .........................             1    $      156,562            0.06%    $   156,562           739        80.00%
Arizona .........................             7         3,038,762            1.14         434,109           743        65.92
California ......................           371       148,364,523           55.62         399,904           757        63.08
Colorado ........................            20         7,421,480            2.78         371,074           777        64.23
Connecticut .....................             9         3,636,853            1.36         404,095           745        58.28
District of Columbia ............             8         3,292,662            1.23         411,583           760        68.78
Delaware ........................             1           178,243            0.07         178,243           709        75.00
Florida .........................            24        10,477,137            3.93         436,547           763        64.83
Georgia .........................            14         5,880,033            2.20         420,002           763        70.44
Hawaii ..........................             2         1,564,604            0.59         782,302           748        61.55
Idaho ...........................             1           426,421            0.16         426,421           676        90.00
Illinois ........................            13         5,380,769            2.02         413,905           772        59.93
Louisiana .......................             2           692,651            0.26         346,326           751        72.10
Massachusetts ...................             8         3,348,210            1.26         418,526           766        58.55
Maryland ........................            25        12,076,651            4.53         483,066           758        69.25
Michigan ........................             9         2,408,473            0.90         267,608           737        60.31
Minnesota .......................             5         1,759,379            0.66         351,876           750        70.52
North Carolina ..................             3         1,413,642            0.53         471,214           692        79.31
New Hampshire ...................             1           301,366            0.11         301,366           720        73.00
New Jersey ......................            13         5,521,714            2.07         424,747           777        61.51
New Mexico ......................             3           972,944            0.36         324,315           773        67.33
Nevada ..........................             2           439,136            0.16         219,568           695        62.49
New York ........................            11         4,290,156            1.61         390,014           753        69.06
Ohio ............................             5         1,769,462            0.66         353,892           729        72.68
Oklahoma ........................             1           584,136            0.22         584,136           767        58.00
Oregon ..........................             5         2,065,318            0.77         413,064           714        71.20
Pennsylvania ....................             1           439,609            0.16         439,609           722        66.00
South Carolina ..................             3           977,995            0.37         325,998           734        41.72
Tennessee .......................             7         3,115,574            1.17         445,082           756        76.06
Texas ...........................            13         4,189,891            1.57         322,299           725        65.60
Utah ............................             5         2,296,465            0.86         459,293           786        79.57
Virginia ........................            47        20,020,855            7.51         425,976           758        68.85
Washington ......................            17         7,388,669            2.77         434,628           768        66.39
Wyoming .........................             2           870,275            0.33         435,138           777        64.89
                                            ---    --------------          ------     -----------           ---        -----
Total ...........................           659    $  266,760,622          100.00%    $   404,796           757        64.72%
                                            ===    ==============          ======


         No more than 1.5% of the mortgage loans were secured by mortgaged properties located in any one zip code area in Maryland and no more than 0.8% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside Maryland.


                                              LOAN PURPOSE OF THE MORTGAGE LOANS

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
        LOAN PURPOSE                  LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
Purchase ........................           123    $   52,340,728           19.62%    $   425,534           751        73.64%
Rate/Term Refinance .............           411       166,041,717           62.24         403,994           760        63.53
Equity Refinance ................           125        48,378,177           18.14         387,025           754        59.17
                                            ---    --------------          ------     -----------           ---        -----
Total ...........................           659    $  266,760,622          100.00%    $   404,796           757        64.72%
                                            ===    ==============          ======






                                   MORTGAGE LOAN DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
      DOCUMENTATION TYPE              LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
Full Documentation ..............           517    $  215,566,270           80.81%    $   416,956           757        66.33%
Reduced Documentation ...........           142        51,194,353           19.19         360,524           760        57.95
                                            ---    --------------          ------     -----------           ---        -----
Total ...........................           659    $  266,760,622          100.00%    $   404,796           757        64.72%
                                            ===    ==============          ======


         No more than 62.1% of such reduced loan documentation mortgage loans were secured by mortgaged properties located in California.

         Approximately 7.8% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "Mortgage Loan Program--Underwriting Standards" in the prospectus.



                                           OCCUPANCY TYPES OF THE MORTGAGE LOANS

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
        OCCUPANCY TYPE                LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
Primary Residence ...............           652    $  263,872,115           98.92%    $   404,712           757        64.68%
Second/Vacation .................             7         2,888,507            1.08         412,644           760        68.83
                                            ---    --------------          ------     -----------           ---        -----
Total ...........................           659    $  266,760,622          100.00%    $   404,796           757        64.72%
                                            ===    ==============          ======


                                                  MORTGAGED PROPERTY TYPES

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
          PROPERTY TYPE               LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
Single-family detached ..........           500    $  205,926,782           77.20%    $   411,854           756        64.26%
Planned Unit Developments .......           133        52,847,791           19.81         397,352           762        66.22
   (detached)
Condo Low-Rise (less than 5 .....            14         3,959,006            1.48         282,786           755        67.24
   stories)
Planned Unit Developments .......             5         1,587,927            0.60         317,585           766        75.74
   (attached)
Condo Mid-Rise (5 to 8 stories)               2           743,459            0.28         371,730           712        58.82
Townhouse .......................             2           708,533            0.27         354,267           765        47.99
Two-to-four family units ........             2           610,431            0.23         305,215           727        63.20
Condo High-Rise (9 stories or ...             1           376,693            0.14         376,693           706        80.00
   more)
                                            ---    --------------          ------     -----------           ---        -----
Total ...........................           659    $  266,760,622          100.00%    $   404,796           757        64.72%
                                            ===    ==============          ======





                                       NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                                                    WEIGHTED
                                                                                                      WEIGHTED      AVERAGE
                                     NUMBER OF                        PERCENTAGE        AVERAGE       AVERAGE       LOAN-TO-
                                     MORTGAGE         PRINCIPAL       OF MORTGAGE      PRINCIPAL       CREDIT        VALUE
        NET MORTGAGE RATE (%)         LOANS            BALANCE          LOANS           BALANCE        SCORE         RATIO
---------------------------------   -----------    --------------    -------------    -----------    ----------    ----------
5.095 ...........................             1    $      412,753            0.15%    $   412,753           720        61.00%
5.220 ...........................             6         1,880,741            0.71         313,457           742        65.24
5.345 ...........................            22         8,181,070            3.07         371,867           780        61.53
5.470 ...........................           122        53,143,126           19.92         435,599           764        62.25
                                            ---    --------------           -----     -----------           ---        -----
Total ...........................           151    $   63,617,691           23.85%    $   421,309           765        62.24%
                                            ===    ==============           =====


         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 1.016336000%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:



                        PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                       CLASS A-P CERTIFICATES
                                                           --------------------------------------------------
                                                            0%        100%      250%        400%         500%
                                                           ----       ----      ----        ----         ----
DISTRIBUTION DATE
April 2005.............................................    100%       100%      100%        100%         100%
April 2006.............................................     98         93        81          75           69
April 2007.............................................     97         86        65          56           48
April 2008.............................................     95         79        53          42           33
April 2009.............................................     93         73        42          31           23
April 2010.............................................     92         67        34          23           15
April 2011.............................................     90         62        27          17           11
April 2012.............................................     87         57        22          13            7
April 2013.............................................     85         52        17          10            5
April 2014.............................................     83         47        14           7            3
April 2015.............................................     80         43        11           5            2
April 2016.............................................     78         39         9           4            2
April 2017.............................................     75         36         7           3            1
April 2018.............................................     72         32         5           2            1
April 2019.............................................     69         29         4           1            *
April 2020.............................................     65         26         3           1            *
April 2021.............................................     62         23         3           1            *
April 2022.............................................     58         20         2           1            *
April 2023.............................................     54         18         2           *            *
April 2024.............................................     50         15         1           *            *
April 2025.............................................     45         13         1           *            *
April 2026.............................................     41         11         1           *            *
April 2027.............................................     36          9         *           *            *
April 2028.............................................     30          7         *           *            *
April 2029.............................................     25          6         *           *            *
April 2030.............................................     19          4         *           *            *
April 2031.............................................     12          3         *           *            *
April 2032.............................................      6          1         *           *            *
April 2033.............................................      0          0         0           0            0
Weighted Average Life in Years** (to Maturity).........     17.5       10.0       4.6         3.5          2.7


----------
*        Indicates a number that is greater than zero but less than 0.5%.
**       The weighted average life of an offered certificate is determined by
         (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

         o the Class A-P Certificates will be purchased on April 28, 2005;

         o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:



                               ASSUMED MORTGAGE CHARACTERISTICS

                                                     DISCOUNT MORTGAGE        NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS             MORTGAGE LOANS
------------------------------------------------     -----------------       --------------
Aggregate principal balance ....................       $63,633,794.68        $207,094,002.19
Weighted average mortgage rate .................         5.7241065578%                5.9646%
Weighted average servicing fee rate.............         0.2800000000%                0.3300%
Weighted average original term to maturity
(months) .......................................                  360                    360
Weighted average remaining term
to maturity (months) ...........................                  334                    333

         The pre-tax yield to maturity table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Interest Only Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:



                                  PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
                    CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

     ASSUMED PURCHASE PRICE             0%              100%            250%            400%            500%
------------------------------         ----             ----            ----            ----            ----
$473,493......................         1.8%             3.4%            8.0%            10.7%           13.7%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, the prepayment speed assumption or PSA, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% PSA assumes constant prepayment rates of 0.20% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 0.20% per annum in each month thereafter until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% PSA assumes a constant prepayment rate of 6% per annum each month. As used in the table above, "0% PSA" assumes prepayment rates equal to 0% of PSA--no prepayments. Correspondingly, "300% PSA" assumes prepayment rates equal to 300% of PSA and so forth. PSA does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

         The following tables set forth information for mortgage loans included in Residential Funding Corporation's servicing portfolio that generally conform to Residential Funding Corporation's "Jumbo A" program underwriting guidelines, and for mortgage loans underwritten under a Jumbo A reduced loan documentation program.


                                           JUMBO A PROGRAM DELINQUENCY EXPERIENCE

                                     AT DECEMBER 31, 1999          AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                                  ---------------------------------------------------------------------------------------
                                    BY NO.       BY DOLLAR        BY NO.       BY DOLLAR        BY NO.       BY DOLLAR
                                     OF           AMOUNT           OF           AMOUNT           OF           AMOUNT
                                    LOANS        OF LOANS         LOANS        OF LOANS         LOANS        OF LOANS
                                  ---------------------------------------------------------------------------------------
                                                                                                       (Dollar Amounts in Thousands)
Total Loan Portfolio ............   159,458    $ 41,799,848       156,842    $ 41,837,077       142,330    $ 38,092,093
Period of Delinquency
  30 to 59 days .................     2,081         485,414         2,147         488,965         1,968         469,058
  60 to 89 days .................       297          66,720           336          72,625           327          75,698
  90 days or more ...............       301          69,148           307          68,860           333          76,136
Foreclosures Pending ............       419         100,940           340          81,219           350          91,964
Total Delinquent Loans ..........     3,098    $    722,221         3,130    $    711,669         2,978    $    712,856
Percent of Loan
    Portfolio ...................     1.943%          1.728%        1.996%          1.701%        2.092%          1.871%

[TABLE CONTINUED]


                                        AT DECEMBER 31, 2002         AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                                  ----------------------------------------------------------------------------------------
                                       BY NO.      BY DOLLAR        BY NO.       BY DOLLAR        BY NO.       BY DOLLAR
                                        OF          AMOUNT           OF           AMOUNT           OF           AMOUNT
                                       LOANS       OF LOANS         LOANS        OF LOANS         LOANS        OF LOANS
                                  ----------------------------------------------------------------------------------------
Total Loan Portfolio ............     104,754    $ 29,652,506        61,336    $ 19,562,648        51,674    $ 17,633,235
Period of Delinquency
  30 to 59 days .................       1,391         350,118           813         202,438           354         101,882
  60 to 89 days .................         256          59,355           180          37,722            80          18,514
  90 days or more ...............         277          67,047           229          51,671            99          22,840
Foreclosures Pending ............         333          80,326           243          58,402           139          31,349
Total Delinquent Loans ..........       2,257    $    556,846         1,465    $    350,233           672    $    174,585
Percent of Loan
    Portfolio ...................       2.155%          1.878%        2.388%          1.790%        1.300%          0.990%


----------
o        The tables relate to the mortgage loans referred to above.
o The Period of Delinquency which is "90 days or more" does not include foreclosures pending.





                                JUMBO A PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE

                                     AT DECEMBER 31, 1999          AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                                  ---------------------------------------------------------------------------------------
                                    BY NO.       BY DOLLAR        BY NO.       BY DOLLAR        BY NO.       BY DOLLAR
                                     OF           AMOUNT           OF           AMOUNT           OF           AMOUNT
                                    LOANS        OF LOANS         LOANS        OF LOANS         LOANS        OF LOANS
                                  ---------------------------------------------------------------------------------------
                                                                                                       (Dollar Amounts in Thousands)
Total Loan Portfolio ............    31,572    $  5,733,023        29,442    $  5,424,670        26,174    $  4,923,160
Period of Delinquency
  30 to 59 days .................       476          87,173           481          80,450           436          72,245
  60 to 89 days .................        72          13,317            85          14,464            71          13,138
  90 days or more ...............        68          14,146            57          12,443            64          12,292
Foreclosures Pending ............       113          23,846            87          17,435            79          22,361
Total Delinquent Loans ..........       729    $    138,482           710    $    124,791           650    $    120,036
Percent of Loan
    Portfolio ...................     2.309%          2.416%        2.412%          2.300%        2.483%          2.438%

[TABLE CONTINUED]


                                        AT DECEMBER 31, 2002         AT DECEMBER 31, 2003         AT DECEMBER 31, 2004
                                  ----------------------------------------------------------------------------------------
                                       BY NO.      BY DOLLAR        BY NO.       BY DOLLAR        BY NO.       BY DOLLAR
                                        OF          AMOUNT           OF           AMOUNT           OF           AMOUNT
                                       LOANS       OF LOANS         LOANS        OF LOANS         LOANS        OF LOANS
                                  ----------------------------------------------------------------------------------------
Total Loan Portfolio ............      20,813    $  4,388,764        15,134    $  3,902,833        12,980    $  3,701,651
Period of Delinquency
  30 to 59 days .................         303          56,489           221          45,326            80          18,542
  60 to 89 days .................          62          12,354            38           7,098            21           4,011
  90 days or more ...............          66          16,163            55           9,585            15           2,980
Foreclosures Pending ............          68          14,099            53          11,232            26           5,253
Total Delinquent Loans ..........         499    $     99,105           367    $     73,241           142    $     30,786
Percent of Loan
    Portfolio ...................       2.398%          2.258%        2.425%          1.877%        1.094%          0.832%


----------
o        The tables relate to the mortgage loans referred to above.
o The Period of Delinquency which is "90 days or more" does not include foreclosures pending.

         The following tables set forth information concerning foreclosed mortgage loans and loan loss experience of Residential Funding Corporation as of the dates indicated, with respect to the mortgage loans referred to above. For purposes of the following tables, Average Portfolio Balance for the period indicated is based on end of month balances divided by the number of months in the period indicated, the Foreclosed Loans Ratio is equal to the aggregate principal balance of Foreclosed Loans divided by the Total Loan Portfolio at the end of the indicated period, and the Gross Loss Ratios and Net Loss Ratios are computed by dividing the Gross Loss or Net Loss, respectively, during the period indicated by the Average Portfolio Balance during that period.


                                           JUMBO A PROGRAM FORECLOSURE EXPERIENCE

                                      AT OR FOR THE        AT OR FOR THE        AT OR FOR THE        AT OR FOR THE
                                        YEAR ENDED           YEAR ENDED           YEAR ENDED           YEAR ENDED
                                     DECEMBER 31, 1999    DECEMBER 31, 2000    DECEMBER 31, 2001    DECEMBER 31, 2002
                                     -----------------    -----------------    -----------------    -----------------
                                                                                   (Dollar Amounts in Thousands)
Total Loan Portfolio ............    $     41,799,848     $     41,837,077     $     38,092,093     $     29,652,506
Average Portfolio Balance .......    $     41,744,291     $     41,712,987     $     40,578,437     $     34,185,451
Foreclosed Loans ................    $         36,732     $         18,166     $         11,865     $         13,924
Liquidated Foreclosed Loans .....    $         40,097     $         57,997     $         35,574     $         30,193
Foreclosed Loans Ratio ..........               0.088%               0.043%               0.031%               0.047%
Gross Loss ......................    $          6,022     $         16,608     $          9,085     $          5,871
Gross Loss Ratio ................               0.014%               0.040%               0.022%               0.017%
Covered Loss ....................    $          3,549     $          6,438     $          5,451     $          3,056
Net Loss ........................    $          2,473     $         10,170     $          3,633     $          2,816
Net Loss Ratio ..................               0.006%               0.024%               0.009%               0.008%
Excess Recovery .................    $            333     $             39     $              5     $            108

[TABLE CONTINUED]

                                      AT OR FOR THE        AT OR FOR THE
                                        YEAR ENDED           YEAR ENDED
                                     DECEMBER 31, 2003    DECEMBER 31, 2004
                                     -----------------    -----------------
Total Loan Portfolio ............    $     19,562,648     $     17,633,235
Average Portfolio Balance .......    $     23,080,737     $     17,999,485
Foreclosed Loans ................    $          9,435     $          2,109
Liquidated Foreclosed Loans .....    $         28,302     $         16,609
Foreclosed Loans Ratio ..........               0.048%               0.012%
Gross Loss ......................    $          5,331     $          2,922
Gross Loss Ratio ................               0.023%               0.016%
Covered Loss ....................    $          4,219     $          1,648
Net Loss ........................    $          1,112     $          1,274
Net Loss Ratio ..................               0.005%               0.007%
Excess Recovery .................    $             18     $             68





                                JUMBO A PROGRAM REDUCED DOCUMENTATION FORECLOSURE EXPERIENCE

                                      AT OR FOR THE        AT OR FOR THE        AT OR FOR THE        AT OR FOR THE
                                        YEAR ENDED           YEAR ENDED           YEAR ENDED           YEAR ENDED
                                     DECEMBER 31, 1999    DECEMBER 31, 2000    DECEMBER 31, 2001    DECEMBER 31, 2002
                                     -----------------    -----------------    -----------------    -----------------
                                                                                   (Dollar Amounts in Thousands)
Total Loan Portfolio ............    $      5,733,023     $      5,424,670     $      4,923,160     $      4,388,764
Average Portfolio Balance .......    $      6,483,857     $      5,497,288     $      5,208,164     $      4,572,334
Foreclosed Loans ................    $          7,705     $          2,749     $            841     $          3,323
Liquidated Foreclosed Loans .....    $          7,487     $         10,220     $          5,253     $          3,685
Foreclosed Loans Ratio ..........               0.134%               0.051%               0.017%               0.076%
Gross Loss ......................    $          1,142     $          4,343     $          1,657     $          1,047
Gross Loss Ratio ................               0.018%               0.079%               0.032%               0.023%
Covered Loss ....................    $            561     $            895     $          1,202     $            462
Net Loss ........................    $            581     $          3,449     $            456     $            585
Net Loss Ratio ..................               0.009%               0.063%               0.009%               0.013%
Excess Recovery .................    $            148     $             25     $              0     $              0

[TABLE CONTINUED]

                                      AT OR FOR THE        AT OR FOR THE
                                        YEAR ENDED           YEAR ENDED
                                     DECEMBER 31, 2003    DECEMBER 31, 2004
                                     -----------------    -----------------
Total Loan Portfolio ............    $      3,902,833     $      3,701,651
Average Portfolio Balance .......    $      4,082,685     $      3,702,764
Foreclosed Loans ................    $          2,051     $            798
Liquidated Foreclosed Loans .....    $          5,319     $          2,680
Foreclosed Loans Ratio ..........               0.053%               0.022%
Gross Loss ......................    $          1,473     $            581
Gross Loss Ratio ................               0.036%               0.016%
Covered Loss ....................    $            884     $            227
Net Loss ........................    $            589     $            353
Net Loss Ratio ..................               0.014%               0.010%
Excess Recovery .................    $              0     $             15

         The following shall supplement the information under the section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                               APPENDIX A


                    MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

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Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S10(POOL #  4706)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4706
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111J7F5   177,696,000.00 103,273,885.39     4.000000  %  2,393,309.23
A-2     76111J7G3   106,617,000.00  61,963,982.52     2.817500  %  1,435,977.45
A-3     76111J7H1             0.00           0.00     5.182500  %          0.00
A-4     76111J7J7    59,293,000.00  59,293,000.00     5.500000  %          0.00
A-5     76111J7K4    41,119,000.00  41,119,000.00     5.500000  %          0.00
A-6     76111J7L2    10,000,000.00   8,257,699.38     5.500000  %    156,289.09
A-7     76111J7M0     5,000,000.00     460,044.86     5.500000  %     45,739.31
A-P     76111J7N8       771,718.60     651,946.68     0.000000  %      1,007.64
A-V     76111J7P3             0.00           0.00     0.106805  %          0.00
R-I     76111J7Q1           100.00           0.00     5.500000  %          0.00
R-II    76111J7R9           100.00           0.00     5.500000  %          0.00
M-1     76111J7S7     6,370,300.00   6,248,797.63     5.500000  %      7,236.54
M-2     76111J7T5     1,438,400.00   1,410,965.03     5.500000  %      1,634.00
M-3     76111J7U2     1,027,400.00   1,007,804.14     5.500000  %      1,167.11
B-1     76111J7V0       616,500.00     604,741.34     5.500000  %        700.34
B-2     76111J7W8       411,000.00     403,160.89     5.500000  %        466.89
B-3     76111J7X6       616,550.56     604,790.93     5.500000  %        700.39

-------------------------------------------------------------------------------
                  410,977,069.16   285,299,818.79                  4,044,227.99
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       344,246.28  2,737,555.51            0.00       0.00    100,880,576.16
A-2       145,486.27  1,581,463.72            0.00       0.00     60,528,005.07
A-3       267,606.95    267,606.95            0.00       0.00              0.00
A-4       271,759.58    271,759.58            0.00       0.00     59,293,000.00
A-5       188,462.08    188,462.08            0.00       0.00     41,119,000.00
A-6        37,847.79    194,136.88            0.00       0.00      8,101,410.29
A-7         2,108.54     47,847.85            0.00       0.00        414,305.55
A-P             0.00      1,007.64            0.00       0.00        650,939.04
A-V        25,392.76     25,392.76            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.73          0.73            0.00       0.00              0.00
M-1        28,640.32     35,876.86            0.00       0.00      6,241,561.09
M-2         6,466.92      8,100.92            0.00       0.00      1,409,331.03
M-3         4,619.10      5,786.21            0.00       0.00      1,006,637.03
B-1         2,771.73      3,472.07            0.00       0.00        604,041.00
B-2         1,847.82      2,314.71            0.00       0.00        402,694.00
B-3         2,771.96      3,472.35            0.00       0.00        604,090.54

-------------------------------------------------------------------------------
        1,330,028.83  5,374,256.82            0.00       0.00    281,255,590.80
===============================================================================















































Run:        04/26/05     10:05:17
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S10(POOL #  4706)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4706
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     581.182949   13.468560     1.937276    15.405836   0.000000  567.714390
A-2     581.182950   13.468560     1.364569    14.833129   0.000000  567.714390
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4    1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-5    1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-6     825.769938   15.628909     3.784779    19.413688   0.000000  810.141029
A-7      92.008973    9.147862     0.421708     9.569570   0.000000   82.861111
A-P     844.798461    1.305722     0.000000     1.305722   0.000000  843.492739
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     7.300000     7.300000   0.000000    0.000000
M-1     980.926743    1.135981     4.495914     5.631895   0.000000  979.790762
M-2     980.926746    1.135984     4.495912     5.631896   0.000000  979.790762
M-3     980.926746    1.135984     4.495912     5.631896   0.000000  979.790762
B-1     980.926739    1.135977     4.495912     5.631889   0.000000  979.790762
B-2     980.926747    1.135985     4.495912     5.631897   0.000000  979.790762
B-3     980.926743    1.135981     4.495917     5.631898   0.000000  979.790762

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

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Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S10 (POOL #  4706)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4706
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       59,290.27
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    12,888.85

SUBSERVICER ADVANCES THIS MONTH                                        9,987.38
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     4   1,368,131.93

 (B)  TWO MONTHLY PAYMENTS:                                    1     355,009.37

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     281,255,590.81

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          692

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,713,792.07

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         96.38842900 %     3.04501300 %    0.56526260 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            96.34063300 %     3.07817140 %    0.57405520 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            4,609,915.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   3,073,277.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.91211225
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              336.20

POOL TRADING FACTOR:                                                68.43583546

Run:        04/26/05     11:15:31                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S10(POOL #  4706)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4706
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111J7F5   177,696,000.00 100,880,576.16     4.000000  %  3,616,283.13
A-2     76111J7G3   106,617,000.00  60,528,005.07     2.930000  %  2,169,757.67
A-3     76111J7H1             0.00           0.00     5.070000  %          0.00
A-4     76111J7J7    59,293,000.00  59,293,000.00     5.500000  %          0.00
A-5     76111J7K4    41,119,000.00  41,119,000.00     5.500000  %          0.00
A-6     76111J7L2    10,000,000.00   8,101,410.29     5.500000  %    161,842.39
A-7     76111J7M0     5,000,000.00     414,305.55     5.500000  %    143,421.92
A-P     76111J7N8       771,718.60     650,939.04     0.000000  %      2,440.31
A-V     76111J7P3             0.00           0.00     0.106223  %          0.00
R-I     76111J7Q1           100.00           0.00     5.500000  %          0.00
R-II    76111J7R9           100.00           0.00     5.500000  %          0.00
M-1     76111J7S7     6,370,300.00   6,241,561.09     5.500000  %      7,243.68
M-2     76111J7T5     1,438,400.00   1,409,331.03     5.500000  %      1,635.61
M-3     76111J7U2     1,027,400.00   1,006,637.03     5.500000  %      1,168.26
B-1     76111J7V0       616,500.00     604,041.00     5.500000  %        701.02
B-2     76111J7W8       411,000.00     402,694.00     5.500000  %        467.35
B-3     76111J7X6       616,550.56     604,090.54     5.500000  %        701.08

-------------------------------------------------------------------------------
                  410,977,069.16   281,255,590.80                  6,105,662.42
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       336,268.59  3,952,551.72            0.00       0.00     97,264,293.03
A-2       147,789.21  2,317,546.88            0.00       0.00     58,358,247.40
A-3       255,730.82    255,730.82            0.00       0.00              0.00
A-4       271,759.58    271,759.58            0.00       0.00     59,293,000.00
A-5       188,462.08    188,462.08            0.00       0.00     41,119,000.00
A-6        37,131.46    198,973.85            0.00       0.00      7,939,567.90
A-7         1,898.90    145,320.82            0.00       0.00        270,883.63
A-P             0.00      2,440.31            0.00       0.00        648,498.73
A-V        24,896.43     24,896.43            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        28,607.15     35,850.83            0.00       0.00      6,234,317.41
M-2         6,459.43      8,095.04            0.00       0.00      1,407,695.42
M-3         4,613.75      5,782.01            0.00       0.00      1,005,468.77
B-1         2,768.52      3,469.54            0.00       0.00        603,339.98
B-2         1,845.68      2,313.03            0.00       0.00        402,226.65
B-3         2,768.75      3,469.83            0.00       0.00        603,389.46

-------------------------------------------------------------------------------
        1,311,000.35  7,416,662.77            0.00       0.00    275,149,928.38
===============================================================================















































Run:        04/26/05     11:15:31
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S10(POOL #  4706)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4706
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     567.714390   20.350954     1.892381    22.243335   0.000000  547.363435
A-2     567.714390   20.350954     1.386169    21.737123   0.000000  547.363435
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4    1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-5    1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-6     810.141029   16.184239     3.713146    19.897385   0.000000  793.956790
A-7      82.861110   28.684384     0.379780    29.064164   0.000000   54.176726
A-P     843.492740    3.162176     0.000000     3.162176   0.000000  840.330564
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     7.100000     7.100000   0.000000    0.000000
M-1     979.790761    1.137102     4.490707     5.627809   0.000000  978.653659
M-2     979.790763    1.137104     4.490705     5.627809   0.000000  978.653659
M-3     979.790763    1.137103     4.490705     5.627808   0.000000  978.653659
B-1     979.790756    1.137097     4.490706     5.627803   0.000000  978.653659
B-2     979.790764    1.137105     4.490706     5.627811   0.000000  978.653659
B-3     979.790760    1.137101     4.490710     5.627811   0.000000  978.653659

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     11:15:31                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S10 (POOL #  4706)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4706
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       58,532.42
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    12,758.27

SUBSERVICER ADVANCES THIS MONTH                                       16,210.49
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     6   2,429,829.36

 (B)  TWO MONTHLY PAYMENTS:                                    1     354,606.07

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     275,149,928.39

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          677

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    5,779,207.79

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         96.34063300 %     3.08531200 %    0.57272660 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            96.26361200 %     3.14282531 %    0.58613760 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            4,609,915.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   3,073,277.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.91060298
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              334.90

POOL TRADING FACTOR:                                                66.95018993

Run:        04/07/05     11:35:27                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S10(POOL #  4706)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4706
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111J7F5   177,696,000.00  97,264,293.03     4.000000  %  2,617,077.48
A-2     76111J7G3   106,617,000.00  58,358,247.40     3.050000  %  1,570,237.65
A-3     76111J7H1             0.00           0.00     4.950000  %          0.00
A-4     76111J7J7    59,293,000.00  59,293,000.00     5.500000  %          0.00
A-5     76111J7K4    41,119,000.00  41,119,000.00     5.500000  %          0.00
A-6     76111J7L2    10,000,000.00   7,939,567.90     5.500000  %    167,257.46
A-7     76111J7M0     5,000,000.00     270,883.63     5.500000  %     53,660.07
A-P     76111J7N8       771,718.60     648,498.73     0.000000  %      1,823.85
A-V     76111J7P3             0.00           0.00     0.105152  %          0.00
R-I     76111J7Q1           100.00           0.00     5.500000  %          0.00
R-II    76111J7R9           100.00           0.00     5.500000  %          0.00
M-1     76111J7S7     6,370,300.00   6,234,317.41     5.500000  %      7,339.73
M-2     76111J7T5     1,438,400.00   1,407,695.42     5.500000  %      1,657.29
M-3     76111J7U2     1,027,400.00   1,005,468.77     5.500000  %      1,183.75
B-1     76111J7V0       616,500.00     603,339.98     5.500000  %        710.32
B-2     76111J7W8       411,000.00     402,226.65     5.500000  %        473.54
B-3     76111J7X6       616,550.56     603,389.46     5.500000  %        710.37

-------------------------------------------------------------------------------
                  410,977,069.16   275,149,928.38                  4,422,131.51
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       324,214.31  2,941,291.79            0.00       0.00     94,647,215.55
A-2       148,327.21  1,718,564.86            0.00       0.00     56,788,009.75
A-3       240,727.77    240,727.77            0.00       0.00              0.00
A-4       271,759.58    271,759.58            0.00       0.00     59,293,000.00
A-5       188,462.08    188,462.08            0.00       0.00     41,119,000.00
A-6        36,389.69    203,647.15            0.00       0.00      7,772,310.44
A-7         1,241.55     54,901.62            0.00       0.00        217,223.56
A-P             0.00      1,823.85            0.00       0.00        646,674.88
A-V        24,110.53     24,110.53            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.68          0.68            0.00       0.00              0.00
M-1        28,573.95     35,913.68            0.00       0.00      6,226,977.68
M-2         6,451.94      8,109.23            0.00       0.00      1,406,038.13
M-3         4,608.40      5,792.15            0.00       0.00      1,004,285.02
B-1         2,765.31      3,475.63            0.00       0.00        602,629.66
B-2         1,843.54      2,317.08            0.00       0.00        401,753.11
B-3         2,765.54      3,475.91            0.00       0.00        602,679.09

-------------------------------------------------------------------------------
        1,282,242.08  5,704,373.59            0.00       0.00    270,727,796.87
===============================================================================















































Run:        04/07/05     11:35:27
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S10(POOL #  4706)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4706
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     547.363435   14.727836     1.824545    16.552381   0.000000  532.635600
A-2     547.363435   14.727836     1.391215    16.119051   0.000000  532.635600
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4    1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-5    1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-6     793.956790   16.725746     3.638969    20.364715   0.000000  777.231044
A-7      54.176726   10.732014     0.248310    10.980324   0.000000   43.444712
A-P     840.330566    2.363361     0.000000     2.363361   0.000000  837.967205
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     6.800000     6.800000   0.000000    0.000000
M-1     978.653659    1.152178     4.485495     5.637673   0.000000  977.501481
M-2     978.653657    1.152176     4.485498     5.637674   0.000000  977.501481
M-3     978.653661    1.152180     4.485497     5.637677   0.000000  977.501481
B-1     978.653662    1.152182     4.485499     5.637681   0.000000  977.501481
B-2     978.653671    1.152190     4.485499     5.637689   0.000000  977.501481
B-3     978.653665    1.152185     4.485504     5.637689   0.000000  977.501481

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     11:35:27                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S10 (POOL #  4706)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4706
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       57,369.92
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                    13,402.65

SUBSERVICER ADVANCES THIS MONTH                                        8,178.01
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     2     715,326.97

 (B)  TWO MONTHLY PAYMENTS:                                    2     692,251.99

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     270,727,796.87

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          667

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    4,098,153.36

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         96.26361200 %     3.15025000 %    0.58475610 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            96.20693100 %     3.19040044 %    0.59502930 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            4,609,915.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   3,073,277.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.90809745
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              333.80

POOL TRADING FACTOR:                                                65.87418549

Run:        04/25/05     12:25:17                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S10(POOL #  4706)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4706
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76111J7F5   177,696,000.00  94,647,215.55     4.000000  %  3,441,848.93
A-2     76111J7G3   106,617,000.00  56,788,009.75     3.250000  %  2,065,097.74
A-3     76111J7H1             0.00           0.00     4.750000  %          0.00
A-4     76111J7J7    59,293,000.00  59,293,000.00     5.500000  %          0.00
A-5     76111J7K4    41,119,000.00  41,119,000.00     5.500000  %          0.00
A-6     76111J7L2    10,000,000.00   7,772,310.44     5.500000  %    172,528.92
A-7     76111J7M0     5,000,000.00     217,223.56     5.500000  %    118,010.73
A-P     76111J7N8       771,718.60     646,674.88     0.000000  %        986.47
A-V     76111J7P3             0.00           0.00     0.102987  %          0.00
R-I     76111J7Q1           100.00           0.00     5.500000  %          0.00
R-II    76111J7R9           100.00           0.00     5.500000  %          0.00
M-1     76111J7S7     6,370,300.00   6,226,977.68     5.500000  %      7,356.36
M-2     76111J7T5     1,438,400.00   1,406,038.13     5.500000  %      1,661.05
M-3     76111J7U2     1,027,400.00   1,004,285.02     5.500000  %      1,186.43
B-1     76111J7V0       616,500.00     602,629.66     5.500000  %        711.93
B-2     76111J7W8       411,000.00     401,753.11     5.500000  %        474.62
B-3     76111J7X6       616,550.56     602,679.09     5.500000  %        711.99

-------------------------------------------------------------------------------
                  410,977,069.16   270,727,796.87                  5,810,575.17
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       315,490.72  3,757,339.65            0.00       0.00     91,205,366.62
A-2       153,800.86  2,218,898.60            0.00       0.00     54,722,912.01
A-3       224,785.87    224,785.87            0.00       0.00              0.00
A-4       271,759.58    271,759.58            0.00       0.00     59,293,000.00
A-5       188,462.08    188,462.08            0.00       0.00     41,119,000.00
A-6        35,623.09    208,152.01            0.00       0.00      7,599,781.52
A-7           995.61    119,006.34            0.00       0.00         99,212.83
A-P             0.00        986.47            0.00       0.00        645,688.41
A-V        23,234.63     23,234.63            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.67          0.67            0.00       0.00              0.00
M-1        28,540.31     35,896.67            0.00       0.00      6,219,621.32
M-2         6,444.34      8,105.39            0.00       0.00      1,404,377.08
M-3         4,602.97      5,789.40            0.00       0.00      1,003,098.59
B-1         2,762.05      3,473.98            0.00       0.00        601,917.73
B-2         1,841.37      2,315.99            0.00       0.00        401,278.49
B-3         2,762.28      3,474.27            0.00       0.00        601,967.10

-------------------------------------------------------------------------------
        1,261,106.43  7,071,681.60            0.00       0.00    264,917,221.70
===============================================================================















































Run:        04/25/05     12:25:17
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
        MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S10(POOL #  4706)
STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4706
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     532.635600   19.369310     1.775452    21.144762   0.000000  513.266290
A-2     532.635600   19.369310     1.442555    20.811865   0.000000  513.266290
A-3       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-4    1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-5    1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-6     777.231044   17.252892     3.562309    20.815201   0.000000  759.978152
A-7      43.444711   23.602146     0.199122    23.801268   0.000000   19.842565
A-P     837.967200    1.278264     0.000000     1.278264   0.000000  836.688936
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     6.700000     6.700000   0.000000    0.000000
M-1     977.501481    1.154790     4.480214     5.635004   0.000000  976.346691
M-2     977.501481    1.154790     4.480214     5.635004   0.000000  976.346691
M-3     977.501479    1.154789     4.480212     5.635001   0.000000  976.346691
B-1     977.501484    1.154793     4.480211     5.635004   0.000000  976.346691
B-2     977.501484    1.154793     4.480219     5.635012   0.000000  976.346691
B-3     977.501486    1.154796     4.480217     5.635013   0.000000  976.346691

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     12:25:17                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
           RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC. (COMPANY)
       MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2003-S10 (POOL #  4706)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4706
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       56,160.99
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     9,723.40

SUBSERVICER ADVANCES THIS MONTH                                        6,011.62
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                     1     342,377.24

 (B)  TWO MONTHLY PAYMENTS:                                    2     691,451.23

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             0
  AGGREGATE PRINCIPAL BALANCE                                              0.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     264,917,221.71

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          656

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    5,490,695.81

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         96.20693100 %     3.19803900 %    0.59360800 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            96.12812600 %     3.25652554 %    0.60739170 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            4,609,915.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   3,073,277.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.90669019
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              332.70

POOL TRADING FACTOR:                                                64.46034136